Exhibit 99.2

Gap Inc. Seizes Favorable Market Conditions to

Create a More Efficient Capital Structure

Company Obtains New Bank Financing

SAN FRANCISCO – APRIL 7, 2011 – Gap Inc. (NYSE: GPS) today announced that it has entered into a new $500 million revolving credit facility with a syndicate of banks led by BofA Merrill Lynch, J.P. Morgan and Citigroup Global Markets. The new financing matures in 2016 and replaces the Company’s existing $500 million revolving credit facility. As part of the same financing agreement, the Company also entered into a $400 million five-year term loan.

Since 2002, Gap Inc. has demonstrated its ability to generate consistent and strong operating cash flow, through various business cycles and even the global recession. The Company has generated an average of over $1 billion of free cash flow per year over the past five years and ended fiscal year 2010 with $1.7 billion of cash and short-term investments on its balance sheet.

“We believe this is an opportune time to optimize our capital structure by taking advantage of the favorable market conditions,” said Sabrina Simmons, chief financial officer at Gap Inc. “Today’s announcement points to our financial strength and underscores our commitment to driving long-term shareholder value.”

Gap Inc. currently has a corporate credit rating of ‘BB+’ by Standard and Poor’s Rating Services. Moody’s Investors Service and Fitch Ratings are expected to publish the following investment grade ratings for the Company today:

•	Moody’s Investors Service: Baa3

•	Fitch Ratings: BBB-

In a separate press release issued today, the Company also announced a public bond offering.

SEC Regulation G

This press release includes the non-GAAP measure free cash flow, which under SEC Regulation G we are required to reconcile with GAAP. Please see the reconciliation of free cash flow, a non-GAAP financial measure, to the GAAP financial measure in the table at the end of this release.

Forward-Looking Statements

This press release may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding:

•	Ratings expected to be published by the rating agencies.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	The risk that the expected ratings are not issued or are issued at levels lower than expected; and

•	The risk that adverse changes in the Company’s credit ratings may have a negative impact on its financing costs, structure and access to capital in future periods.

Additional information regarding factors that could cause results to differ can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011.

Forward-looking statements are based on information as of April 7, 2011. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2010 net sales were $14.7 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,100 company-operated stores, about 175 franchise stores, and e-commerce sites.

Investor Relations Contact:

Mike Jenkins

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Emily Russel

(415) 427-6230

press@gap.com

The Gap, Inc.

SEC REGULATION G

UNAUDITED

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Fiscal Year
($ in millions)	2010	2009	2008	2007	2006
Net cash provided by operating activities	$1,744	$1,928	$1,412	$2,081	$1,250
Less: purchases of property and equipment	(557)	(334)	(431)	(682)	(572)

Free cash flow (a)	$1,187	$1,594	$981	$1,399	$678

(a)	Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.